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                                                                     Exhibit 3.1

                                RESTATED ARTICLES

                               OF INCORPORATION OF

                     BUTTERFIELD & BUTTERFIELD, AUCTIONEERS


BERNARD A. OSHER and BERTHA KELLER certify that:

1. They are the President and Secretary, respectively, of Butterfield & Butterfield, Auctioneers, a California Corporation.

2. The Articles of Incorporation of said corporation have been restated and amended to read in their entirety as follows:

               "FIRST:  The name of this corporation is:
               BUTTERFIELD & BUTTERFIELD, AUCTIONEERS CORP.

               SECOND: All of the corporation's issued shares of capital stock of all classes shall be held of record by not more than ten (10) persons. The corporation is a close corporation.

               THIRD: The purpose of the corporation is to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. The corporation elects to be governed by the provisions of the General Corporation Law of California in effect on and after January 1, 1977.

               FOURTH: The corporation is authorized to issue 5,000 shares of capital stock, all of one class."




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3. The amendment to the Articles of Incorporation was approved by the Board of
Directors of the corporation.

4. The amendment was approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 3,000, the favorable vote of all such shares was required to approve the amendment, and all such shares were voted in favor of the amendment.


                                                   /s/ Bernard A. Osher
                                           ------------------------------------
                                                      Bernard A. Osher,
                                                          President


                                                   /s/ Bertha Keller
                                           ------------------------------------
                                                       Bertha Keller,
                                                         Secretary

        The undersigned, BERNARD A. OSHER and BERTHA KELLER, the President and Secretary, respectively, of Butterfield & Butterfield, Auctioneers, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his or her own knowledge.

        Executed at San Francisco, California on March 25, 1977.


                                                   /s/ Bernard A. Osher
                                           ------------------------------------
                                                       Bernard A. Osher,


                                                   /s/ Bertha Keller
                                           ------------------------------------
                                                       Bertha Keller



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